Exhibit 99.1

Earnings Conference Call February 17, 2022 8:00 a.m. CT 1 (800) 446-1671 (within North America) 1 (847) 413-3362 (outside of North America) Webcast: ir.dnow.com

NOW Inc. Reports Fourth Quarter and Full-Year 2021 Results

HOUSTON, TX, February 17, 2022—NOW Inc. (NYSE: DNOW) announced results for the fourth quarter and full-year ended December 31, 2021.

In an effort to better align with management’s evaluation of the Company’s performance and to facilitate comparison of our results to those of peer companies, beginning for the fourth quarter and full-year ended December 31, 2021, EBITDA excluding other costs excludes non-cash stock-based compensation expense. Prior periods presented have been adjusted to conform with the current period presentation. Please refer to the supplemental information available at the end of this release.

Fourth Quarter 2021 Financial Highlights

•	Revenue was $432 million for the fourth quarter of 2021

•	Net income was $12 million and non-GAAP net income excluding other costs was $8 million for the fourth quarter of 2021

•	Diluted earnings per share was $0.11 and non-GAAP diluted earnings per share excluding other costs was $0.07 for the fourth quarter of 2021

•	Non-GAAP EBITDA excluding other costs for the fourth quarter of 2021 was $17 million

•	Cash and cash equivalents was $313 million and long-term debt was zero at December 31, 2021

David Cherechinsky, President and CEO of NOW Inc., added, “I am proud of the solid results we achieved in 2021, punctuated by an expansion of EBITDA excluding other costs of $92 million on revenue growth of $13 million during the year, driven by the highest full-year gross margins in our history and a reduction in warehousing, selling and administration expenses of $50 million. We accomplished this while modernizing our facilities and investing in the future, as we continue to evolve a more efficient, customer-centric model.

I would like to thank all of our highly-talented women and men for making DistributionNOW a premiere destination for our customers to seek our solutions, acquire our products and share our collective knowledge that will help us win in the market. Your hard work and dedication give me great confidence in our future.”

Prior to the earnings conference call a presentation titled “NOW Inc. Fourth Quarter and Full-Year 2021 Key Takeaways” will be available on the Company’s Investor Relations website.

About NOW Inc.

NOW Inc. is one of the largest distributors to energy and industrial markets on a worldwide basis, with a legacy of over 150 years. NOW Inc. operates primarily under the DistributionNOW and DNOW brands. Through its network of approximately 180 locations and 2,325 employees worldwide, NOW Inc. offers a comprehensive line of products and solutions for the upstream, midstream and downstream energy and industrial sectors. Our locations provide products and solutions to exploration and production companies, energy transportation companies, refineries, chemical companies, utilities, manufacturers and engineering and construction companies.

Statements made in this press release that are forward-looking in nature are intended to be “forward-looking statements” within the meaning of Section 21E of the Securities Exchange Act of 1934 and may involve risks and uncertainties. These statements may differ materially from actual future events or results. Readers are referred to documents filed by NOW Inc. with the U.S. Securities and Exchange Commission, which identify significant risk factors which could cause actual results to differ from those contained in the forward-looking statements.

Contact:

Mark Johnson

Senior Vice President and Chief Financial Officer

(281) 823-4754

NOW INC.

CONSOLIDATED BALANCE SHEETS

(In millions, except share data)

	December 31,	December 31,
	2021	2020
ASSETS
Current assets:
Cash and cash equivalents	$313	$387
Receivables, net	304	198
Inventories, net	250	262
Prepaid and other current assets	16	14

Total current assets	883	861
Property, plant and equipment, net	111	98
Deferred income taxes	—	1
Goodwill	67	—
Intangibles, net	9	—
Other assets	34	48

Total assets	$1,104	$1,008

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$235	$172
Accrued liabilities	112	95
Other current liabilities	22	5

Total current liabilities	369	272
Long-term operating lease liabilities	17	25
Other long-term liabilities	6	12

Total liabilities	392	309
Commitments and contingencies
Stockholders’ equity:
Preferred stock - par value $0.01; 20 million shares authorized; no shares issued and outstanding	—	—
Common stock - par value $0.01; 330 million shares authorized; 110,558,831 and 109,951,610 shares issued and outstanding at December 31, 2021 and 2020, respectively	1	1
Additional paid-in capital	2,061	2,051
Accumulated deficit	(1,203)	(1,208)
Accumulated other comprehensive loss	(147)	(145)

Total stockholders’ equity	712	699

Total liabilities and stockholders’ equity	$1,104	$1,008

NOW INC.

CONSOLIDATED STATEMENTS OF OPERATIONS (UNAUDITED)

(In millions, except per share data)

	Three Months Ended			Year Ended
	December 31,		September 30,	December 31,
	2021	2020	2021	2021	2020
Revenue	$432	$319	$439	$1,632	$1,619
Operating expenses:
Cost of products	331	274	343	1,275	1,327
Warehousing, selling and administrative	91	81	86	341	391
Impairment and other charges	3	1	—	7	321

Operating profit (loss)	7	(37)	10	9	(420)
Other income (expense)	8	(8)	(3)	3	(10)

Income (loss) before income taxes	15	(45)	7	12	(430)
Income tax provision (benefit)	3	(1)	2	7	(3)

Net income (loss)	$12	$(44)	$5	$5	$(427)

Earnings (loss) per share:
Basic earnings (loss) per common share	$0.11	$(0.40)	$0.05	$0.05	$(3.91)

Diluted earnings (loss) per common share	$0.11	$(0.40)	$0.05	$0.05	$(3.91)

Weighted-average common shares outstanding, basic	111	110	111	110	109

Weighted-average common shares outstanding, diluted	111	110	111	110	109

NOW INC.

SUPPLEMENTAL INFORMATION

BUSINESS SEGMENTS (UNAUDITED)

(In millions)

	Three Months Ended			Year Ended
	December 31,		September 30,	December 31,
	2021	2020	2021	2021	2020
Revenue:
United States	$303	$224	$312	$1,163	$1,153
Canada	72	48	68	249	209
International	57	47	59	220	257

Total revenue	$432	$319	$439	$1,632	$1,619

NOW INC.

SUPPLEMENTAL INFORMATION (CONTINUED)

U.S. GENERALLY ACCEPTED ACCOUNTING PRINCIPLES (GAAP) TO NON-GAAP RECONCILIATIONS

NET INCOME (LOSS) TO NON-GAAP EBITDA EXCLUDING OTHER COSTS RECONCILIATION (UNAUDITED)

(In millions)

	Three Months Ended			Year Ended
	December 31,		September 30,	December 31,
	2021	2020	2021	2021	2020
GAAP net income (loss) (1)	$12	$(44)	$5	$5	$(427)
Interest, net	—	—	—	—	—
Income tax provision (benefit)	3	(1)	2	7	(3)
Depreciation and amortization	5	5	6	23	28
Other costs:
Stock-based compensation (2)	2	2	2	8	10
Other (3)	(5)	11	2	2	345

EBITDA excluding other costs	$17	$(27)	$17	$45	$(47)

EBITDA % excluding other costs (4)	3.9%	(8.5%)	3.9%	2.8%	(2.9%)

NET INCOME (LOSS) TO NON-GAAP NET INCOME (LOSS) EXCLUDING OTHER COSTS RECONCILIATION (UNAUDITED)

(In millions)

	Three Months Ended			Year Ended
	December 31,		September 30,	December 31,
	2021	2020	2021	2021	2020
GAAP net income (loss) (1)	$12	$(44)	$5	$5	$(427)
Other, net of tax (5) (6)	(4)	16	1	4	356

Net income (loss) excluding other costs (6)	$8	$(28)	$6	$9	$(71)

DILUTED EARNINGS (LOSS) PER SHARE TO NON-GAAP DILUTED EARNINGS (LOSS) PER SHARE EXCLUDING OTHER COSTS RECONCILIATION (UNAUDITED)

	Three Months Ended			Year Ended
	December 31,		September 30,	December 31,
	2021	2020	2021	2021	2020
GAAP diluted earnings (loss) per share (1)	$0.11	$(0.40)	$0.05	$0.05	$(3.91)
Other, net of tax (5) (6)	(0.04)	0.15	—	0.03	3.26

Diluted earnings (loss) per share excluding other costs (6)	$0.07	$(0.25)	$0.05	$0.08	$(0.65)

(1)

In an effort to provide investors with additional information regarding our results as determined by GAAP, we disclose various non-GAAP financial measures in our quarterly earnings press releases and other public disclosures. The non-GAAP financial measures include: (i) earnings before interest, taxes, depreciation and amortization (EBITDA) excluding other costs, (ii) net income (loss) excluding other costs and (iii) diluted earnings (loss) per share excluding other costs. Each of these financial measures excludes the impact of certain other costs and therefore has not been calculated in accordance with GAAP. A reconciliation of each of these non-GAAP financial measures to its most comparable GAAP financial measure is included in the schedules herein.

(2)

In an effort to better align with management’s evaluation of the Company’s performance and to facilitate comparison of our results to those of peer companies, beginning for the fourth quarter and full-year ended December 31, 2021, EBITDA excluding other costs excludes non-cash stock-based compensation expense. Prior periods presented have been adjusted to conform with the current period presentation. Stock-based compensation excludes net credits of $4 million for 2020 as such separation amounts were included in Other.

(3)

Other includes certain income and expenses not included in stock-based compensation. For three months ended December 31, 2021, Other primarily included $3 million of impairment and other charges and $3 million in separation and transaction-related expenses, which were included in operating profit, partially offset by a benefit of $11 million related to the decrease in the fair value of contingent consideration liabilities, which was included in other income (expense). Other for 2021 primarily included $7 million of impairment and other charges and $5 million in separation and transaction-related expenses, which were included in operating profit, partially offset by a benefit of $10 million related to the decrease in the fair value of contingent consideration liabilities, which was included in other income (expense). Other for 2020 included $321 million of impairment charges and $18 million in net separation and transaction-related expenses, which were included in operating profit (loss) and $6 million in pension expense related to the de-risking of our defined benefit plans which was included in other expense.

(4)	EBITDA % excluding other costs is defined as EBITDA excluding other costs divided by Revenue.
(5)

For the three months ended December 31, 2021, Other, net of tax included an expense of $1 million from changes in the valuation allowance recorded against the Company’s deferred tax assets, as well as $3 million related to impairment and other charges and $3 million related to net separation and transaction-related expenses, partially offset by a benefit of $11 million related to a decrease in the fair value of contingent consideration liabilities. Other, net of tax for 2021 included an expense of $2 million from changes in the valuation allowance recorded against the Company’s deferred tax assets, as well as $7 million related to impairment and other charges and $5 million related to net separation and transaction-related expenses, partially offset by a benefit of $10 million related to a decrease in the fair value of contingent consideration liabilities. The Company has excluded the impact of these items on its valuation allowance in computing net income (loss) excluding other costs.

(6)	Totals may not foot due to rounding.

5